                             STOCK INCENTIVE PLAN

                                      OF

                               LATITUDE 90, INC.



                                         As adopted by the Board of Directors on
                                                                  August 6, 1999
                                                      and by the shareholders on
                                                                  August 6, 1999
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                             STOCK INCENTIVE PLAN
                                      OF
                               LATITUDE 90, INC.


     1. Purpose of the Plan. This Stock Incentive Plan of Latitude 90, Inc. adopted on this ____ day of _______, 1999, is intended to encourage officers, directors and key employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms, to provide compensation opportunities for superior financial results and outstanding personal performance, to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and to assist in attracting and retaining the best available individuals to the Company and its Subsidiaries.

     2. Definitions. When used herein, the following terms shall have the meaning set forth below:

          2.1 "Administrator" means the Board or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 4 of the Plan.

          2.2 "Affiliate" means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

          2.3 "Applicable Taxes" means any Federal, state, local or other taxes, including transfer taxes, required by law to be withheld in connection with the exercise or payment of an Award.

          2.4 "Award" means an Option, a Restricted Stock Award, a Performance Share, a Performance Unit, a Performance Award, or any or all of them.

          2.5 "Award Agreement" means a written agreement in such form as may from time to time be hereafter approved by the Committee, which Award Agreement shall set forth the terms and conditions of an Award under the Plan, and be duly executed by the Company and the Employee.

          2.6  "Board" means the Board of Directors of the Company.

          2.7 "Cause" for Cessation of Employment means engaging in conduct that constitutes a significant criminal offense or that reflects adversely on the Company's reputation, conviction of a felony, misappropriation of assets of the Company or any Subsidiary, continued or repeated insobriety, illegal use of drugs, continued or repeated absence from service during the usual working hours of the Participant's position for reasons other than Disability or sickness, or refusal to carry out the reasonable direction of the Board or of the chief executive officer of the Company or of any other person designated by such chief executive officer.
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          2.8   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

          2.9 "Committee" means the committee of the Board appointed by the Board and which is vested by the Board with responsibility for the administration of the Plan.

          2.10  "Company" means Latitude 90, Inc., a California corporation.

          2.11 "Employees" means officers (including officers who are members of the Board), directors, consultants and other key salaried employees of the Company or any of its Subsidiaries.

          2.12 "Fair Market Value" shall mean the value of one (1) Share, determined as follows:

                2.12.1 If the Shares are traded on an exchange or over-the-counter on the National Market System (the "NMS") of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), (A) if listed on an exchange, the closing price as reported for composite transactions on the business day immediately prior to the date of valuation or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date, and (B) if traded on the NMS, the last sale price on the business day immediately prior to the date of valuation or, if no sale occurred on such date, then the mean between the highest bid and lowest asked prices as of the close of business on the business day immediately prior to the date of valuation, as reported in the NASDAQ system;

                2.12.2 If the Shares are not traded on an exchange or the NMS but are otherwise traded over-the-counter, the mean between the highest bid and lowest asked prices quoted in the NASDAQ system as of the close of business on the business day immediately prior to the date of valuation or, if on such day such security is not quoted in the NASDAQ system, the mean between the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

                2.12.3 If neither Section 2.12.1 nor 2.12.2 above applies, the fair market value as determined by the Administrator in good faith its sole discretion, which determination shall be final and binding on all persons.

          2.13 "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in
Section 422 of the Code.

          2.14 "Nonstatutory Stock Option" means an Option other than an Incentive Stock Option.

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          2.15  "Option" means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

          2.16 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the Company if each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          2.17 "Participant" means any individual to whom a grant of an Award has been made and is outstanding under the Plan.

          2.18 "Performance Award" means Performance Units, Performance Shares or either or both of them.

          2.19 "Performance Objectives" means the specific targets and objectives established by the Committee considering the following four factors: earnings per share of the Company's common stock, return on average stockholders' equity, return on capital, and total stockholder returns of the Company compared to a peer group of comparable companies established by the Committee. Earnings per share, return on average stockholders' equity, return on capital and total Company stockholder returns shall be measured in accordance with generally accepted accounting principles.

          2.20 "Performance Period" means a period of time established by the Committee for which Performance Objectives have been established, of not less than one nor more than ten consecutive Company fiscal years.

          2.21 "Performance Share" means a right, granted to a Participant under Section 11 of the Plan, that may be paid out as a Share.

          2.22  "Performance Unit" means a right, granted to a Participant under
Section 11 of the Plan, that may be paid entirely in cash, entirely in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

          2.23  "Plan" means this Stock Incentive Plan.

          2.24 "Restricted Stock Award" means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Award Agreement and the Plan. Restricted Stock Awards may be subject to restrictions which lapse over time with or without regard to Performance Objectives as the Committee in its sole discretion shall determine.

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          2.25  "Securities Act" means the Securities Act of 1933, as amended from time to time, and reference to any specific provisions of the Securities Act shall refer to the corresponding provisions of the Securities Act as it may hereafter be amended or replaced.

          2.26 "Share" or "Shares" means a share or shares of the Company's Common Stock, any security of the Company issued in lieu of or in substitution of such common stock or, if by reason of the adjustment provisions contained herein any rights under an Award under the Plan pertain to any other security, such other security.

          2.27 "Subsidiary" or "Subsidiaries" means any corporation other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.28 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise an Award by bequest or inheritance or by reason of the death of the Employee.

          2.29 "Tax Offset Right" means a right to receive cash amounts equal or approximately equal to any Applicable Taxes.

          2.30 "Ten-Percent Stockholder" means an individual who "owns," as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of: (i) the Company,
(ii) if applicable, a Subsidiary, or (iii) if applicable, the Parent.

          2.31 "Term" means the period during which a particular Award may be exercised.

     3.   Stock Subject to the Plan.

          3.1 Maximum Number of Shares to be Awarded. The aggregate number of Shares with respect to which Awards may be granted under this Plan shall be Two Million Five Hundred Thousand (2,500,000). Such Shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. The number of Units payable in cash under the Plan shall be counted when computing the total number of Shares available for Awards under the Plan to the extent they are paid out in cash.

          3.2 Shares Underlying Expired, Cancelled or Unexercised Awards. Any Shares subject to issuance upon exercise of an Option, but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares, shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued or issuable pursuant to a Restricted Stock Award or Performance Award which are subsequently forfeited or not issued pursuant to the terms of the grant shall once again be available for issuance in satisfaction of Awards.

     4. Administration of the Plan. The Plan may be administered either by the Board or the Committee. If the Board chooses to have the Administrator be the Committee,the Board shall appoint the Committee. Subject to the provisions of the Plan, the Administrator shall have full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Shares or units to be covered by each of the Awards, and the terms (including restrictions) of any such Award; to amend or cancel Awards (subject to Section 20 of the Plan); to accelerate the vesting of Awards; to require the cancellation or surrender of any options, units or restricted stock awards (to the extent the restrictions have not yet lapsed) previously granted under this Plan or any other plans of the Company as a condition to the granting of an Award; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Administrator shall make such rules and regulations for the conduct of its business as it shall deem advisable. All determinations and decisions by the Committee in the exercise of its powers shall be final, binding and conclusive. No member of the Board or the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Board or the Committee.

     5. Employees to Whom Awards May Be Granted. Awards may be granted in each year or portion thereof while the Plan is in effect to such of the Employees as the Administrator, in its discretion, shall determine. In determining the Employees to whom Awards shall be granted, the amount of the Award, and the number of Shares to be granted or subject to purchase under such Awards, the Administrator shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Administrator shall deem relevant in connection with accomplishing the purposes of the Plan. No Award shall be granted to any member of the Committee so long as his or her membership on the Committee continues.

     6.   Stock Options.

          6.1 Types of Options. Options granted under this Plan may be (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, or (iii) a combination of the foregoing. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Nonstatutory Stock Option. Any Option which is designated as a Nonstatutory Stock Option shall not be treated by the Company or the Participant to whom the Option is granted as an Incentive Stock Option for federal income tax purposes.

          6.2 Option Price. The option price per share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted. Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, is a Ten-Percent Stockholder, then the option price per Share of such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair

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Market Value of the Shares covered by the Incentive Stock Option on the date the
Incentive Stock Option is granted.

          6.3 Term of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant and shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Administrator in accordance with its discretionary authority hereunder. Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, is a Ten-Percent Stockholder, then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant and shall be subject to earlier termination as hereinafter provided.

     7. Limit on Fair Market Value of Incentive Stock Options. In any calendar year, no Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate fair market value (such fair market value being determined as of the date of grant of the Option in question) of the stock with respect to which Incentive Stock Options first become exercisable by the Employee during any calendar year (under all such plans of the Employee's employer corporation, its Parent, if any, and its Subsidiaries, if any) exceeds the sum of One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this
Section 7, shall be a Nonstatutory Stock Option to the extent that a portion of the Option exceeds this limitation.

     8.   Exercise of Rights Under Option Awards.

          8.1 Notice of Exercise. An Employee entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Administrator may prescribe. Except as provided in Section 8.2 below, the notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Administrator's approval, in Shares valued at Fair Market Value at the time of exercise or, with the Administrator's approval, a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company as determined by the Administrator.

          8.2 Cashless Exercise Procedures. The Administrator, in its sole discretion, may establish procedures whereby an Employee, subject to the requirements of federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Administrator so elects to establish a cashless exercise program, the Administrator shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

     9. Rights of Option Holders. The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or issuance under such Award, except to the extent that one or more certificates for such Shares shall be delivered to the holder upon due exercise of the Option.

     10. Restricted Stock Awards. Restricted Stock Awards granted under the Plan shall be subject to such terms and conditions as the Administrator may, in its discretion, determine. Restricted Stock Awards issued under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time determine. Restricted Stock Awards may be subject to restrictions which lapse over time with or without regard to Performance Objectives for a specific Performance Period.

          10.1 Receipt of Shares. Each Award Agreement shall set forth the number of Shares issuable under the Restricted Stock Award evidenced thereby. Subject to the restrictions of Sections 10.2, 10.3 and 10.4 of the Plan and as set forth in the related Award Agreement, the number of Shares granted under a Restricted Stock Award shall be issued to the recipient Employee thereof on the date of grant of such Restricted Stock Award or as soon as may be practicable thereafter and deposited into escrow, if applicable. If the Administrator determines that a Restricted Stock Award shall be subject to the attainment of Performance Objectives, then such specific Performance Objectives shall be established prior to the grant of the Restricted Stock Award. In establishing the Performance Objective or Performance Objectives, the Administrator shall also establish a schedule or schedules setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Objectives actually achieved or exceeded as determined by the Administrator. The Administrator may at any time adjust the Performance Objectives and any schedules and portions of payments related thereto, adjust the way Performance Objectives are measured, or shorten any Performance Period if it determines that conditions or the occurrence of events warrants such actions. The Administrator shall have the right to reduce or eliminate the Restricted Stock Award payable upon the attainment of a Performance Objective, but shall not have the discretion to increase an Award upon the attainment of a Performance Objective.

          10.2 Rights of Recipient Participants. Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Participant, and a certificate or certificates for such Shares shall be issued in the Participant's name. Subject to the restrictions in Section 10.3 of the Plan and as set forth in the related Award Agreement, the Participant shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including any voting rights incident to such Shares and to receive dividends and other distributions paid with respect to such Shares. As a condition to issuing Shares, the Administrator may require a Participant to execute an escrow agreement and any other documents which the Administrator may determine. In aid of such restrictions, certificates for Shares awarded hereunder, together with a suitably executed stock power signed by each recipient Participant, shall be held by the Company in its control for the account of such Participant (i) until the restrictions determined by the Administrator, in its discretion, and as set forth in the related Award Agreement, lapse pursuant to the Plan or the agreement, at which time a certificate for the appropriate number of Shares (free of all restrictions imposed by the Plan or the Award Agreement except those established by the Administrator at the time of grant of the Award) shall be delivered to the Participant, or (ii) until such Shares are forfeited to the Company and cancelled as provided by the Plan or the Award Agreement.

          10.3 Non-Transferability of Restricted Stock Awards. Until such time as the restrictions determined by the Administrator or otherwise set forth in the related Award Agreement have lapsed, the Shares awarded to a Participant and held by the Company pursuant to Section 10.2 of the Plan, and any right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that, if so provided in the Award Agreement, such Shares may be transferred upon the death of the Participant to such of his legal representatives, heirs and legatees as may be entitled thereto by will or the laws of intestacy.

          10.4 Restrictions. Shares received pursuant to Restricted Stock Awards shall be subject to the terms and conditions as the Administrator may determine, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such Shares and the requirement that the Participant forfeit such Shares back to the Company upon termination of employment for any reason or for specified reasons.

     11.  Performance Awards.

          11.1 Performance Periods. The Administrator shall establish Performance Periods applicable to Performance Awards. There shall be no limitation on the number of Performance Periods established by the Administrator and more than one Performance Period may encompass the same fiscal year.

          11.2 Performance Objectives. The Administrator shall establish one or more specific Performance Objectives for a Performance Period and such Performance Objectives shall be established prior to the grant of any Performance Awards with respect to such period. In establishing the Performance Objective or Performance Objectives, the Administrator shall also establish a schedule or schedules setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Objectives actually achieved or exceeded as determined by the Administrator. The Administrator may at any time adjust the Performance Objectives and any schedules and portions of payments related thereto, adjust the way Performance Objectives are measured, or shorten any Performance Period if it determines that conditions or the occurrence of events warrant such actions. The Administrator shall have the right to reduce or eliminate the compensation or Award payable upon the attainment of a Performance Objective but shall not have the discretion to increase an Award upon the attainment of a Performance Objective.

          11.3 Grants of Performance Awards. Performance Awards may be granted under the Plan in such form and to such Employees as the Administrator may from time to time approve. Performance Awards may be granted alone, in addition to, or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Administrator shall determine the amount or number of Performance Awards to be granted to a Participant, and the Administrator may impose different terms and conditions on any particular Performance Award granted to any Participant. Each grant of a Performance Award shall be evidenced by a written instrument stating the number of Performance Shares or Performance Units granted, the Performance Period, the Performance Objective or Performance Objectives, the proportion of payments for performance between the minimum and full performance levels, if any, restrictions applicable to Shares receivable in settlement, if any, and any other terms, conditions, restrictions and rights with respect to such grant as determined by the Administrator. The Administrator may determine that the Participant forfeit such Performance Awards back to the Company upon termination of employment for any reason or for specified reasons. The Administrator may provide, in its sole discretion, that during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share or Performance Unit held by such individual in the same manner, at the same time, and in the same amount paid, as a dividend on any Share.

          11.4 Nontransferability of Performance Awards. Until such time as the Performance Objectives as determined by the Administrator have been met and until any restrictions upon the Shares issued pursuant to any Performance Awards have lapsed, Performance Awards and any rights related thereto may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by any Participant.

          11.5 Payment of Awards. As soon as practicable after the end of the applicable Performance Period as determined by the Administrator, the Administrator shall determine the extent to which the Performance Objectives have been met and the extent to which Performance Awards are payable. Payment in settlement of a Performance Award shall be as follows:

                (a) In the case of Performance Shares, one or more stock certificates representing the number of Shares payable shall be delivered to the Participant, free of all restrictions except those established by the Administrator at the time of the grant of the Performance Shares; and

                (b) In the case of Performance Units, entirely in cash, entirely in Shares, or in such combination of Shares and cash as the Administrator may determine, in its discretion, at any time prior to such payment. If payment is to be made in the form of cash, the amount payable for each unit earned shall be equal to the dollar value of each unit (as determined by the Administrator) times the number of earned units.

     12. Award Terms and Conditions. Each Award Agreement setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or by the Committee. The Administrator shall from time to time adopt policies and procedures applicable to Awards that will govern the lapse or non-lapse of restrictions and the rights of Participants and beneficiaries in the event of death, disability, termination of employment, or retirement of Participants or upon the occurrence of any other event determined by the Administrator, in its sole discretion, to be appropriate. The Administrator shall have authority to define disability and retirement and other terms, and the Administrator's policies and procedures may differ with respect to Awards granted at different times. A Participant's rights in the event of death, disability, termination of employment, retirement, or such other events shall be set forth in the Award Agreement that evidences an Award to the Participant.

     13. Nontransferability of Awards. No Award under the Plan and no rights and interests therein, including the right to any amounts or Shares payable, may be assigned, pledged, hypothecated or otherwise transferred by a Participant except, in the event of a Participant's death, to his or her designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution. During the lifetime of a Participant, Options are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative.

     14. Vesting of Awards. The Administrator may, in its sole discretion, grant Awards which vest over time and/or are based upon satisfaction of Performance Objectives. The Administrator may, in its discretion, modify or change any Performance Objectives concerning any Award or accelerate the vesting of any Award.

     15. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, separations, reorganizations or liquidations or similar events or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding Shares or other similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices, applicable performance objectives for the Performance Periods not yet completed and performance levels and portion of payments related thereto, and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Administrator. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Administrator in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

     16. Possible Company Call Right. At the discretion of the Administrator, any Award Agreement (or any supplemental or other agreement or instrument to which the Company is a party) may provide that the Company will have the right and option to repurchase any Shares issued to a Participant whose employment by the Company or any Subsidiary has been terminated, and such repurchase shall be upon such terms and conditions as may be established by the Administrator from time to time and are set forth or otherwise provided for in such Award Agreement (or such supplemental agreement or instrument); provided, that the purchase price of any such Shares shall not exceed the Fair Market Value of the Shares as of the date of such termination. Without limiting the discretion of the Administrator, the terms of repurchase may include deferred payment terms, the deferred payments may bear interest at such rate or rates as may be selected by the Administrator, and the Company's obligation to pay the principal of or interest on any repurchase obligation may be subject to such conditions and may be subordinated to the Company's obligations to any creditor or creditors or other persons or entities, as determined by the Administrator in its sole discretion.

     17. Form of Awards. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder at such date or dates as the Administrator may determine, subject to the Plan. Whenever the Administrator determines to grant an Award, the Secretary or the President of the Company, or such other person as the Administrator appoints, shall send notice thereof to the Employee, in such form as the Administrator approves, stating the number of Shares or units subject to the Award, its Term, and the other provisions, restrictions and conditions thereof. The notice shall be accompanied by a written Award Agreement (and, in the case of a Restricted Stock Award, by a blank stock power and/or escrow agreement for execution by the Employee) which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution of an Award Agreement by the recipient in accordance with the provisions of the Plan shall be a condition precedent to the exercise or settlement of any Award.

     18.  Taxes.

          18.1 Company's Right to Payment for Taxes Required to be Withheld. The Company shall have the right, before any payment is made or a certificate for any Shares is delivered or any Shares are credited to any brokerage account, to deduct or withhold from any payment under the Plan any Applicable Taxes or to require the Participant or his beneficiary or estate, as the case may be, to pay any amount, or the balance of any amount, so required to be withheld. The Company may elect to deduct such taxes from any amounts payable then or any time thereafter in cash or Shares or otherwise to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422 of the Code, the Employee must give the Company written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Employee.

          18.2 Employee Election to Withhold Shares. The Administrator may permit an Employee to satisfy his or her tax liability with respect to the exercise, vesting or settlement of an Award by having the Company withhold Shares otherwise isssuable upon the exercise, vesting or settlement of the Award.

          18.3 Tax Offset Rights. Whenever the Administrator deems it appropriate, Tax Offset Rights may be granted in connection with the grant of an Award. Tax Offset Rights shall be evidenced in writing as part of the Award Agreement to which they pertain. Tax Offset Rights shall, upon (i) exercise of all or any part of a Nonstatutory Stock Option, (ii) payment of a Performance Award, or (iii) lapse of restrictions on Shares received pursuant to a Restricted Stock Award, entitle the Participant granted such rights to receive in cash from the Company an amount equal to or approximating any Applicable Taxes in connection with such above-listed event. The Administrator may, in its sole discretion, limit the amount any Participant will be entitled to receive in connection with a Tax Offset Right.

     19. Termination of Plan. The Plan shall terminate ten (10) years from the date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

     20. Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if (i) stockholder approval under
Section 422 of the Code would be required, (ii) the amendment would increase the number of Shares that may be issued under the Plan or (iii) the amendment would materially increase the benefits that would accrue to the Participants under the Plan. Notwithstanding the discretionary authority granted to the Administrator in Section 4 of the Plan, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any Participant, without his or her consent, under any Award theretofore granted under the Plan.

     21.  Governing Law; Regulations and Approvals.

          21.1 Governing Law. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance of the laws of the State of California without giving effect to the conflicts of laws principles thereof, except to the extent that such laws are preempted by federal law.

          21.2 Delivery of Shares. The obligation of the Company to issue, sell and deliver Shares with respect to any Awards granted under this Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

          21.3 Securities Act Requirements. No award shall be granted and no certificates for Shares pursuant to the grant or exercise of an Award shall be delivered pursuant to this Plan if the grant or delivery would, in the opinion of counsel for the Company, violate the Securities Act or any other Federal or state statutes having similar requirements as may be in effect at that time. As a condition of the issuance of any Shares pursuant to the grant or exercise of an Award under this Plan, the Administrator may require the recipient to furnish a written representation that he or she is acquiring the shares for investment and not with a view to distribution to the public. In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 of the Securities Act or the regulations thereunder.

          21.4 Listing and Regulatory Requirements. Each Award is subject to the further requirements that, if at any time the Administrator shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to the Award is required by any securities exchange or under any applicable law or the rule of any regulatory body, or is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issuance of Shares thereunder, such Award will not be granted or exercised and the Shares may not be issued unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

     22. Deferral Elections. The Administrator may permit any Participant receiving an Award to elect to defer his or her receipt of a payment of cash or the delivery of Shares that would be otherwise due such individual by virtue of the exercise, settlement, vesting or lapse of restrictions regarding any Award made under the Plan. If any such election is permitted, the Administrator shall establish rules and procedures for such payment deferrals, including the possible payment or crediting of reasonable interest on such deferred amounts credited in cash and the payment or crediting of dividend equivalents with respect to deferrals credited in Shares.

     23.  Miscellaneous.

          23.1 Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee the right to participate under the Plan, and a grant of an Award under the Plan shall not be construed as giving any recipient of the grant any right to be retained in the employ of the Company.

          23.2 No Trust or Fund Created. Neither the Plan nor any grant made hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any recipient of a grant of an Award or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

          23.3 Fees and Costs. The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

          23.4 Awards to Foreign Nationals. Without amending the Plan, Awards may be granted to participants who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different than those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan.

          23.5 Other Provisions. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

     24. Effectiveness of the Plan. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with California law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect.

     To record the adoption of the Plan by the Board on ______, 1999, the Company has caused its authorized officer to affix the corporate name hereto.

                                        LATITUDE 90, INC.



                                        By: _____________________
                                               John C. Bohan,
                                               Chief Executive Officer